Exhibit 10.3
*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 203.406
Global Alliance Agreement
by and between
Uhde GmbH
and
Myriant Technologies LLC

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TABLE OF CONTENTS

Global Alliance Agreement	1

Recitals	1

A. Alliance Structure	2

A.1 General Structure and Purposes of the Alliance	2

A.1.1 Exclusive Alliance Arrangements	2

A.2 Conduct and Governance of the Alliance	3

A.3 Costs	4

A.4 Exchange of Information	4

B Joint Research and Development and Intellectual Property	4

B.1 Rights to the Processes	4

B.2 Intellectual Property Ownership	5

B.2.1 Myriant Rights	5

B.2.2 Uhde Rights	5

B.3 Improvements and Working Results	5

B.3.1. Myriant Improvements	5

B.3.2 Uhde Improvements	5

B.3.3 Joint Working Results	6

B.4 Use and License Rights	7

B.4.1 Myriant Grant of Use Rights to Uhde	7

B.4.2 Uhde Grant of Use Rights To Myriant	7

B.4.3 Uhde Grant of Uhde Process Plant Licenses	7

B.4.4 Uhde Process License Fee	7

B.4.5 Myriant Grant of Sublicense Rights	8

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B.4.6 Uhde Grant of Sublicense Rights	8

B.5 Application of Intellectual Property Rights and Maintenance of Intellectual Property Rights	8

B.5.1. Application for Intellectual Property Rights	9

B.5.2. Costs	9

B.5.3. Notice Rights	9

B.5.4. Joint Filing of Application	9

B.5.5. Separate Application of Either Party	10

B.5.6 Maintenance of IP Rights	10

B.5.7 Laws on Employees’ Invention	10

B.5.8 Claiming of Employees’ Inventions	10

B.6. Infringement of Intellectual Property Rights	10

B.6.1 Information about Possible Infringements	10

B.6.2 Defense	11

B.6.3 Information about Charges and Mutual Support	11

B.6.4 Charges by other Party	11

B.7 Termination of the Agreement	11

B.7.1 Ownership	11

B.7.2 Continuing Rights to Working Results upon Termination	12

B.7.3 Licensing of Joint Working Results	12

B.7.4 Licensing of Separate IP Rights	12

B.7.5 Maintenance of IP Rights	12

B.7.6 Sale of IP Rights	12

B.8 Compensation	13

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C. Project Marketing	13

C.1 Activities	13

C.2 Business Development Projects	13

C.3 Proposal Development	14

C.4 Proposal Costs	16

C.5 [...***...]	16

C.6 Process and Performance Guarantees	16

D. Miscellaneous	16

D.1 Effective Date	16

D.2 Representation	16

D.3 Confidentiality Agreement	17

D.4 Term	17

D.4.1 Termination of Agreement	17

D.4.2 Termination with Immediate Effect	17

D.5 Cooperation in the Light of Antitrust Laws	18

D.6 Waiver of Terms	18

D.7 Entire Agreement, Execution Costs, No Assignment	18

D.8 Liability/Indemnity	19

D.9 Governing Law/Mediation/Arbitration	19

D.10 Amendments	20

D.11 Severability	20

D.12 Force Majeure	20

D.13 Further Assurances	21

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Annex 1-Definitions	22

Exhibit A — Uhde Process License Fee Structure	25
Exhibit B — Engineering and Plant Proposal Fees	26
Exhibit C — [...***...]	27

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Global Alliance Agreement
This Global Alliance Agreement (the “Agreement”) by and between Uhde GmbH, a German company with its principal offices located at Friedrich-Uhde-Str. 15, 44141 Dortmund (hereinafter referred to as “Uhde”) and Myriant Technologies LLC, a Delaware limited liability company, with its principal offices located at 1 Pinehill Drive, Batterymarch Park II, Suite 301, Quincy, MA 02169 USA (hereinafter referred to as “Myriant”); each of Uhde and Myriant are singularly also referred to herein as “Party” and jointly as “Parties” (certain capitalized terms shall have the meaning ascribed to them as set forth in Annex 1 attached hereto and made a part hereof).
Recitals
WHEREAS, Uhde is an internationally recognized engineering and procurement company active in the field of chemical, refining, petrochemical and other industrial plants, owns different proprietary technologies and has extensive know-how and experience in the engineering, procurement and construction of such technology related plants;
WHEREAS, Myriant is a science and technology company active in the development and commercialization of next generation biorefineries for the production of bio-based chemicals and fuels from renewable feedstocks, possesses the know-how to produce such fuels and chemicals, and is developing a proprietary fermentation process for the production of Succinic Acid (herein referred and hereinafter defined as the “Myriant Process”);
WHEREAS, Uhde and Myriant intend to exclusively cooperate in their research and development efforts (the “Joint R&D”) hereunder to jointly develop and optimize the “Myriant Process” and the “Uhde Process” (as defined herein) for the production of Succinic Acid in the “Pilot Plant” (as defined herein) and future “Plants” (as defined herein), and the Parties shall license their respective processes to each other on a royalty-free basis solely in furtherance of this objective;
WHEREAS, Uhde and Myriant intend to exclusively cooperate in their business development efforts (the “Project Marketing”) to market, jointly develop, bid and execute “Projects” (as defined herein) for the design, engineering, and procurement of commercial scale Succinic Acid Plants worldwide (except for the United States) incorporating their respective processes;
WHEREAS, Myriant intends to use Uhde exclusively for engineering and as its engineering, procurement and construction contractor for commercial-scale Succinic Acid plants worldwide (except for the United States) incorporating their respective processes;
WHEREAS, Uhde has the know-how to isolate organic acids and has developed separation technology for the isolation of Organic Acids, including Succinic Acid (herein referred to and hereinafter defined as the “Uhde Process”);
WHEREAS, Uhde has licensed to “UCA” (as defined hereunder), an Affiliate of Uhde, the Uhde Process for use in the United States and has granted it the right to license and sublicence the Uhde Process, Uhde Improvements, and Joint Working Results

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solely for use within the United States to Myriant in a parallel agreement know as the “Alliance Agreement between Uhde Corporation of America and Myriant Technologies LLC” dated as of September 11, 2009 (the “U.S. Alliance Agreement”);
WHEREAS, except as otherwise provided in the US Alliance Agreement, Uhde intends to licence such Process to Myriant for use worldwide (except for the United States) in (i) any “Plants” (as defined hereunder) for which Uhde shall be providing “process and performance guarantees” in accordance with the license fees payable hereunder for such use; and (ii) those limited situations in which Uhde will not be acting as the EPC or EP Plant contractor on mutually acceptable terms and conditions to be agreed upon by Uhde and Myriant;
WHEREAS, UCA and Myriant are concurrently entering into the U.S. Alliance Agreement, with similar terms and conditions valid for the United States only;
Now, therefore, in consideration of the foregoing and for good and other valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged. the Parties hereto agree to the following, which shall govern their cooperation:
A.	ALLIANCE STRUCTURE

A.1	General Structure and Purposes of the Alliance
a) The Alliance shall be based upon the Parties’ joint research and development efforts to collaborate exclusively with each other to integrate and deploy the “Processes” (as defined herein) in the Pilot Plant and future Plants (located outside of the United States) during the “Term” (as defined herein) hereof. The Parties envision that they shall first deploy the Processes in the proposed Pilot Plant, which shall be operated by Myriant or its agents.
b) During the later stages of the Term, and subject to the conditions provided herein, the Parties shall cooperate in “Project Marketing,” which shall include, without limitation, the development of Projects and construction of Plants (located outside of the United States) that Myriant or its Affiliates may (i) own, lease, operate or manage, (ii) supply products to the end customer(s) and/or (iii) have the contractual relationship for such supply of the Plant’s products to the end customer(s) and in which Uhde shall act as its exclusive engineering, procurement and construction contractor.
c) Myriant and Uhde will each assign experienced personnel to the Alliance for the purpose of advancing the purposes of the Alliance, including the Joint R&D and Project Marketing as detailed herein. Myriant shall perform Project Marketing with regard to the end customer(s) with reasonable technical assistance provided by Uhde and/or its Affiliates.
A.1.1	Exclusive Alliance Arrangements
a) Except as otherwise provided in Item C.2.e, Uhde or one of its Affiliates shall perform its services as Myriant’s either exclusive engineering, procurement and construction contractor (“EPC”) or, as the case may be, its exclusive engineering and procurement contractor (“EP”) for any Plants

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located worldwide (except for the United States) during the Term hereof, provided, however, that Myriant may, subject to the Item C.2.e, individually pursue Projects only where (i) Uhde has affirmatively elected and advised Myriant in writing of its decision not to pursue a Project jointly with Myriant; or (ii) Uhde is unable to proceed on a Project because of its inability to provide Project process and performance guarantees acceptable to the particular Project lender; further, provided, however, that Myriant shall only proceed to use the Uhde Process for such Projects in accordance with Item B.4.3 hereof and further, provided, however, that the provision of [...***...]. Uhde, on the other hand, shall not in any case during the Term hereof, pursue any Project without Myriant.
b) Myriant and its Affiliates, subject to the exceptions provided herein, will not enter into discussions or negotiations with, solicit a proposal from, or consider any unsolicited proposal from any other EP contractors for Projects. Uhde and its Affiliates, subject to the exceptions provided herein, will not enter into discussions or negotiations with, solicit a proposal from, or consider any unsolicited proposal from any other third party for the realization of Projects; provided, however, that it is expressly agreed between the Parties that Uhde remains free to provide and to actively market the Uhde Process and, within the restrictions of Item B.4.5, Myriant Intellectual Property Rights to any third party for plants worldwide (except for the United States) that are not intended to produce Succinic Acid.
A.2	Conduct and Governance of the Alliance
a)	The Parties will establish an Alliance steering committee with four (4) members with equal representation by Myriant and Uhde (the “Steering Committee”).

b)	The Steering Committee shall convene in person, by videoconference or telephonically on no less than a quarterly basis, and on shorter notice if circumstances dictate, to review the performance of the Alliance, address any issues or disputes and take such other actions as may advance the purposes of the Alliance. The Steering Committee shall have such other responsibilities as set forth herein and shall also review and recommend specific Projects for bid to the Parties, decide whether or not to bid for a specific Project, and decide on further research and development work in connection with the Processes.

c)	The Parties will establish a project team (the “Project Team”), with equal representation by Myriant and Uhde. The Project Team’s basic functions shall be:
i	development of the upstream and downstream Processes, including the harmonization of the economics on both Parties’ sides,

ii	selection of technologies to be used for future Plants (located outside of the United States), and

iii	oversight and coordination of design, construction and start-up of new Plants (located outside of the United States).

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A.3	Costs

Except with respect to Uhde’s Project Proposal preparation costs as provided in Item C.4, each Party shall bear its respective fees, costs, and expenses for all of the activities of the Alliance, including for Joint R&D and Project Marketing. The Parties shall not share any additional expense or cost in connection with efforts (e.g., for joint developments, employment of external third parties etc.), unless specifically agreed to in writing in advance by duly authorized representatives of the Parties.

A.4	Exchange of Information

Each Party shall promptly inform and update each other of its progress in the research and development of its respective Process, unless rights of third parties prevent such disclosure of information. Further, the Parties shall collaborate with each other and share their respective expertise to solve any problems or questions that may arise in the course of the joint research and development work.

B	JOINT RESEARCH AND DEVELOPMENT AND INTELLECTUAL PROPERTY

B.1 Rights to the Processes
a)	Uhde. Uhde hereby represents and warrants to Myriant that as of the Effective Date:
i	All requisite corporate action on the part of Uhde and on the part of each of its officers and directors necessary for the authorization and execution of this Agreement and the performance of its obligations hereunder has been taken.

ii	This Agreement is the legal, valid and binding obligation of Uhde, enforceable against it in accordance with its terms.

iii	Uhde (a) has the rights to grant to Myriant the license rights set forth in Section B herein and (b) has granted to UCA the necessary license rights allowing UCA to grant to Myriant the required sublicenses under the U.S. Alliance Agreement.

iv	No claim is pending, or to the best knowledge of Uhde, has been threatened in writing against Uhde or its Affiliates challenging Uhde’s right of use or ownership of the Uhde Process or to grant the licenses to the Uhde Process pursuant to this Agreement or any other agreement licensing the Uhde Process to a third party.
b)	Myriant. Myriant hereby represents and warrants to Uhde that as of the Effective Date:
i	All requisite corporate action on the part of Myriant and on the part of each of its officers and directors necessary for the authorization and execution of

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this Agreement and the performance of its obligations hereunder has been taken.

ii	This Agreement is the legal, valid and binding obligation of Myriant, enforceable against it in accordance with its terms.

i	Myriant has the rights to grant to Uhde the license rights set forth in Section B herein.

ii	No claim is pending, or to the best knowledge of Myriant, has been threatened in writing against Myriant or its Affiliates challenging Myriant’s right of use or ownership of the Myriant Process or to grant the licenses to the Myriant Process pursuant to this Agreement.
B.2	Intellectual Property Ownership

B.2.1	Myriant Rights

Myriant owns or is the licensee of all right, title and interest in and to any pre-existing Intellectual Property Rights to the Myriant Process, including any Prior IP Record. As between the Parties, Myriant has the exclusive right, at its sole discretion and expense, to apply for, register, maintain and enforce Patents and other Intellectual Property Rights as it deems appropriate with respect to any of the pre-existing Intellectual Property Rights it has to the Myriant Process.

B.2.2	Uhde Rights

Uhde owns or is the licensee of all right, title and interest in and to any pre-existing Intellectual Property Rights to the Uhde Process, including any Prior IP Record. As between the Parties, Uhde has the exclusive right, at its sole discretion and expense, to apply for, register, maintain and enforce Patents and other Intellectual Property Rights as it deems appropriate with respect to any of the pre-existing Intellectual Property Rights it has to the Uhde Process.

B.3	Improvements and Working Results

B.3.1.	Myriant Improvements

Myriant Improvements, as such Improvements are described herein and in any Prior IP Record, shall be the sole property of Myriant, and all rights, including Intellectual Property Rights, shall vest solely in Myriant. Accordingly, Myriant hereby licenses to Uhde any and all right, title and interest in and to any Myriant Improvements pursuant to this Item B.3.1 to the extent necessary for Uhde to complete any of the tasks contemplated herein for the Term of this Agreement. Uhde agrees to execute documents, render such reasonable assistance, and take such other reasonable action at Myriant’s expense as Myriant may reasonably request to apply for, registered, perfect, confirm and protect any Myriant Improvements it conceives under this Item B.3.1.

B.3.2	Uhde Improvements

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Uhde Improvements, as such Improvements are described herein and in any Prior IP Record, shall be the sole property of Uhde, and all rights, including Intellectual Property Rights, shall vest solely in Uhde. Accordingly, Uhde hereby licenses to Myriant any and all right, title and interest in and to any Uhde Improvements pursuant to this Item B.3.2 to the extent necessary for Myriant to complete any of the tasks contemplated herein for the Term of this Agreement. Myriant agrees to execute documents, render such reasonable assistance, and take such other reasonable action at Uhde’s expense as Uhde may reasonably request to apply for, registered, perfect, confirm and protect any Working Results it conceives under this Item B.3.2.

B.3.3	Joint Working Results

Joint Working Results shall be the joint property of both Parties, and the rights for such Working Results shall vest jointly in both Parties as provided herein (as defined hereinafter in Annex 1, the “Joint Working Results”). Each Party agrees to grant, and hereby does grant, usage rights to the other Party for any Joint Working Result for any purposes contemplated under this Agreement. Further, each Party shall not impair the other Party’s right to use the Joint Working Results for any such purposes.

Notwithstanding the foregoing, the Steering Committee of the Parties shall consider [...***...], including [...***...] between the Parties, when determining [...***...]. [...***...].

Any allocation of license fees by the Steering Committee shall be distributed between the Parties in proportion to each Party’s contribution and in only one of the following three proportions:
a)	[...***...]% to the Party judged by the Steering Committee to have made the primary contribution to the Joint Working Results (the “Primary Developer”) and 25% to the Party judged by the Steering Committee to have made a lesser contribution (the “Secondary Developer”);

b)	[...***...]% to each Party in the event that both Parties are judged by the Steering Committee to have made equal contributions or in the event that the Steering Committee cannot determine within a reasonable time the respective contributions of the Parties, or

c)	[...***...]% to the Primary Developer in the event that the Steering Committee determines (1) that the Primary Developer made an overwhelming contribution to the Joint Working Results and/or (2) that the contribution consists solely of an Uhde Improvement or a Myriant Improvement.
The Steering Committee shall also consider the respective efforts that the Parties take in the commercialization of the Joint Working Results when making any adjustments to the foregoing allocation of the license fees. The

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Steering Committee shall also determine whether to make any downward adjustments to the Uhde License Fee charged by Uhde to Myriant as set forth in Exhibit A hereto based on any contributions to the Joint Working Results made by Myriant.

In the event of a dispute in which one party claims to have made 100% of the contribution and the other party claims to have made more than a de minimis contribution to the Joint Working Results, the Parties shall refer the matter to the intellectual property rights mediator as provided for in Item D.9.

B.4	Use and License Rights

B.4.1	Myriant Grant of Use Rights to Uhde

Subject to any existing third party licensing restrictions, Myriant hereby grants to Uhde a worldwide (except for the United States), non-exclusive, royalty-free right and license for Myriant’s pre-existing Intellectual Property Rights, the Myriant Process, any Myriant Improvement, and any Joint Working Results during the Term solely for the Project’s purposes and development.

B.4.2	Uhde Grant of Use Rights To Myriant

Subject to any existing third party licensing restrictions, Uhde hereby grants to Myriant a worldwide (except for the United States), non-exclusive, royalty-free right and license for Uhde’s pre-existing Intellectual Property Rights, the Uhde Process, any Uhde Improvement, and any Joint Working Results during the Term, solely for the Project’s purposes and development.

B.4.3	Grant of Uhde Process Licenses

Uhde hereby grants to Myriant (i) an exclusive, royalty-free right and license to use the Uhde Process, any Uhde Improvement and any Joint Working Result for use in the Pilot Plant, (ii) a worldwide exclusive right and license to use the Uhde Process and any Uhde Improvement for any Plants where Uhde is providing “process and performance guarantees” in accordance with Item C.6, subject to the license fee payable to Uhde in accordance with Item B.4.4, and (iii) [...***...] the Uhde Process and any Uhde Improvement for Plants where Uhde will [...***...] as the [...***...] because of either of the conditions provided in Item A.1.1 (i) or (ii) hereinabove, subject to terms and conditions to be agreed upon by and mutually acceptable to Myriant and Uhde.

B.4.4	Uhde Process License Fee

For the right to use the Uhde Process and any Uhde Improvement in accordance with Item B.4.3(ii) above, Myriant shall pay to Uhde per Project in accordance with the license fee structure described on Exhibit A attached hereto and made a part hereof. The license fee shall be subject to adjustment in accordance with Item B.3 hereof. Notwithstanding anything provided herein to the contrary, in no case shall Myriant be required to pay duplicate royalties for one and the same Project to both Uhde and UCA for

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the right to use, license, or sublicense Uhde and/or UCA’s Intellectual Property Rights.

B.4.5	Myriant Grant of Sublicense Rights

Myriant hereby grants Uhde a perpetual, non-exclusive, worldwide (except for the United States) right and license, including the right to grant and authorize sublicenses, under Myriant Intellectual Property Rights other than to its Joint Working Results, including rights in and to the Myriant Process and any Myriant Improvement; provided that Uhde obtains prior written approval from Myriant, such approval which may be granted at Myriant’s sole discretion, and provided further that for each particular sublicense, the Steering Committee shall agree on the principal terms and conditions of any such sublicense, including the terms and conditions and the royalty rate. With respect to Joint Working Results, Myriant hereby grants Uhde a perpetual, non-exclusive right and license outside the United States, including the right to grant and authorize [...***...], under Myriant Intellectual Property Rights to such Joint Working Results; provided that for each particular [...***...], the Steering Committee shall agree on the principal terms and conditions of each such [...***...], including the term of the royalty rate.

B.4.6	Uhde Grant of Sublicense Rights

Uhde hereby grants Myriant a perpetual, non-exclusive, worldwide (except for the United States) right and license, including the right to grant and authorize sublicenses, under Uhde Intellectual Property Rights other than to its Joint Working Results, including rights in and to the Uhde Process and any Uhde Improvement, provided that Myriant obtains prior written approval from Uhde for any sublicenses (which shall not be unreasonably withheld or delayed where Uhde is not acting as either the EPC or the EP contractor in accordance with Item A.1.1(i) and (ii)), and further provided that for each particular sublicense, the Steering Committee shall agree on the principal terms and conditions of each such sublicense, including the term and the royalty rate. In the case where Uhde is not acting as the EPC or EP contractor in accordance with Item A.1.1(i) and (ii), if the Parties are unable to agree on such terms and conditions, then the matter may be referred to the intellectual rights mediator for resolution as provided for in Item D.9. With respect to Joint Working Results, Uhde hereby grants Myriant a perpetual, non-exclusive right and license outside the United States, including the right to grant and authorize [...***...], under Uhde Intellectual Property Rights to such Joint Working Results; provided that for each particular [...***...], the Steering Committee shall agree on the principal terms and conditions of each such [...***...], including the term and the royalty rate. Notwithstanding anything provided herein to the contrary, in no case shall Myriant be required to pay royalties to both Uhde and UCA for the right to use, license, or [...***...] the same Intellectual Property Rights of UCA under the US Alliance Agreement.

B.5	Application of Intellectual Property Rights and Maintenance of Intellectual Property Rights

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B.5.1	Application for Intellectual Property Rights

In the case that any development or a part of it which is entered into the project by either Party, and which this Party developed without reference to information of the other Party, can be protected by Intellectual Property Rights, either Party shall promptly enter such application to the respective authorities. Either Party shall refrain from applying for any Intellectual Property Rights for such development or information or parts of such development or information which is provided by the other Party, unless agreed to by both Parties and filed jointly under the provisions of Item B.5.4.

B.5.2	Costs

The costs for the application, receipt and maintenance of such Intellectual Property Rights shall be borne by that Party that applies for such rights.

B.5.3	Notice Rights

The Party applying for any Intellectual Property Rights (the “Applying Party”) shall inform the other Party (the “Non-Applying Party”) immediately after applying, filing or registration of such rights so as to give the other Party the opportunity to have its business interests addressed by having the Applying Party add any issues to the application that the Non-Applying Party may request to have its business interests sufficiently covered. An Applying Party shall also notify the Non-Applying Party if it intends to disregard, diminish or otherwise restrict the scope of any claims to Intellectual Property Rights in an application, filing or registration process for any Intellectual Property Rights. The Applying Party shall notify the Non-Applying Party for any such action in the course of a grant, appeal or complaint process, if the interests of the other Non-Applying Party may be, or are affected by, such action.

B.5.4	Joint Filing of Application

In the case of filing for Intellectual Property Rights according to Item B.5.1 above the Parties shall jointly file the application for having their Intellectual Property Rights registered. The costs for such joint application, filing and/or registration shall be borne by both Parties jointly and equally. With respect to any such filing, the Parties shall mutually decide on the territorial/regional extent of their application. If either Party is explicitly not interested in applying for Intellectual Property Rights in any country or region, the other Party shall be free to apply for Intellectual Property Rights in that country/region without the participation of the Party forgoing the opportunity to apply for such Rights. In such a case and for such countries/regions, the Applying Party shall be the sole possessor of the Intellectual Property Rights it applies for and shall bear all additional costs arising out of any such applications. The Non-Applying Party shall nevertheless have a non-exclusive right to use such Intellectual Property Rights.

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B.5.5	Separate Application of Either Party

If a Party is not interested in applying for Intellectual Property Rights, it shall give the other Party sufficient time to apply for and obtain such Intellectual Property Rights at any place the Applying Party contemplates making a filing related to its Intellectual Property Rights. Upon receipt of such notice, the Applying Party shall have the right, at its own cost, to assume the prosecution and maintenance with respect to such Intellectual Property Right, as applicable, and the Non-Applying Party shall assign all of its right, title and interest in and to such Intellectual Property Right, or claim thereof, as applicable, to the Applying Party. The Applying Party shall bear all costs and obligations for any separate applications that it may elect to make pursuant to this Item B.5.5.

B.5.6	Maintenance of IP Rights

If a Party is not interested in maintaining an Intellectual Property Right that it possesses, it shall give the other Party sufficient time to analyze and consider whether it wishes to have the Intellectual Property Right assigned or otherwise transferred to it so that it may maintain the Intellectual Property Right. In the event that the other Party decides to maintain such an Intellectual Property Right, the Party in possession of such Intellectual Property Right shall transfer it to the other Party.

B.5.7	Laws on Employees’ Invention

The Parties shall claim inventions of their employees conceived in the course of the collaboration contemplated by this Agreement according to the national laws applicable to employees’ invention as defined in Item D.9 hereunder, unless both Parties declare that they do not have any interest in the invention.

B.5.8	Claiming of Employees’ Inventions

Either Party shall arrange to obtain all rights, title and interest in and to any inventions made by its own employees on its own. The respective Party shall, however, coordinate with the other Party, if such invention falls under the provisions of Items B.3.1, B.3.2, or B.3.3. In the case of Working Results, the Party whose employees did not contribute any inventions shall compensate the other Party for making use of inventions made by the other Party’s employees according to the applicable national laws governing rights with respect to employees’ inventions.

B.6	Infringement of Intellectual Property Rights

B.6.1	Information about Possible Infringements

The Parties shall inform each other without undue delay about any suspected infringement of Intellectual Property Rights that may be subject to or in connection with anything provided for under this Agreement.

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B.6.2	Defense

The owner or licensor of the Intellectual Property Right that a third party allegedly infringes shall defend its Intellectual Property Right against such third party infringement. The Parties shall coordinate their proceedings in such matters.

In the case that legal proceedings are taken against it, the Party defending itself shall bear all costs related to its defense. The costs incurred by a Party joining as a third-party defendant to such a proceeding shall be borne by the Party thus joining.

B.6.3	Information about Charges and Mutual Support

In the event a Party is alleged to have breached an Intellectual Property Right that is related to or based on this Agreement, the allegedly infringing Party shall immediately inform the other Party thereof. The other Party shall be entitled to join any legal proceedings in the defense of such claims by third parties. The Party not addressed by such claim shall be obliged to reasonably cooperate with the other Party.

B.6.4	Charges by other Party

If (i) either Party, or its Affiliates, make or file a claim against the other Party for a breach of Intellectual Property Rights that are subject to or arise in connection with this Agreement, or (ii) a Party, or its Affiliates, support a third party in making a claim for breach of Intellectual Property Rights, the other Party may terminate this Agreement with immediate effect.

Upon effectiveness of the termination under this Item the Parties lose the right to use the Intellectual Property Rights of the other Party as well as the Working Results of the other Party. The terminating Party has to return to the other Party all information, such as but not limited to documents, data, specimen etc. referring to the said Intellectual Property Rights and for those Working Results which are the sole property of the other Party, as far and if the terminating Party has received any of these from the other Party.

The Joint Working Results shall be dealt with according to Item B.7.3 below.

B.7	Termination of the Agreement

B.7.1	Ownership

Upon effectiveness of termination of this Agreement, each Party shall remain owner of its pre-existing Intellectual Property Rights, including any Prior IP Record, as provided for in Items B.2.1 and B.2.2.

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B.7.2	Continuing Rights to Joint Working Results upon Termination

In the event of the election by both Parties to mutually terminate this Agreement prior to the expiration of the Term, the Steering Committee shall meet to determine in good faith the equitable treatment and disposition of the continuing rights of the Parties to any Joint Working Results. The Steering Committee shall consider all relevant factors in making any allocations of the of the Joint Working Results, current research and development program of each Party incorporating the Joint Working Results, existing and future potential royalty streams, pending and prospective patent applications. In the event that the Steering Committee is unable to reach a determination of the Parties’ respective rights, the Parties may refer the issue to the intellectual property mediator for resolution pursuant to the mechanism provided for in Item D.9. In the event of a termination of this Agreement arising out of a material breach by one of the Parties hereto, the Party who commits the material breach shall forfeit all rights it may have to any Joint Working Results. If the Parties dispute the existence of a material breach, the Parties shall refer the matter to arbitration as provided for in Item D.9.

B.7.3	Licensing of Joint Working Results

In the event that this Agreement is terminated for any reason other than a material breach, each Party shall grant to the other Party a non-exclusive and sub-licensable right to use any Joint Working Results so as to allow for either Party to continue the research, development and marketing of any Joint Working Results; provided, however, that for each particular sublicense, the Steering Committee shall agree on the principal terms and conditions of each such sublicense, including the term and the royalty rate. If the Parties are unable to agree on such terms and conditions, then the matter may be referred to the intellectual rights mediator for resolution as provided for in Item D.9.

B.7.4	Licensing of Separate IP Rights

The Steering Committee shall negotiate and agree on reasonable license fees and other terms and conditions for those Intellectual Property Rights that are the sole property of either Party and to which the other Party requires access to continue its research and marketing activities.

B.7.5	Maintenance of IP Rights

Upon effectiveness of the termination, neither Party shall be obliged to maintain its patents or patent applications, irrespective of these being joint or own patents or patent applications.

B.7.6	Sale of IP Rights

If either Party decides to sell any of its Intellectual Property Rights, the other Party shall have a pre-emptive right to buy this Intellectual Property Right from that Party at a reasonable price to be negotiated between the Parties in good faith. The other Party may consider such pre-emptive right for at least

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twenty-eight (28) days upon receipt of an offer before losing its right of decision on the offer. Any times of negotiation between the Parties shall toll this time limit.

B.8	Compensation

Neither Party shall receive from the other Party compensation for cooperating in the tasks contemplated by this Agreement. License fees or any other forms of payment provided for separately under this Agreement shall not be covered by this provision.

C.	PROJECT MARKETING

C.1	Activities
a)	Upon the commencement of first commercial production of Succinic Acid from any Plant (located outside of the United States) constructed hereunder, or at such earlier time as determined by the Steering Committee, the Steering Committee will assume the oversight and coordination of proposal development and Project marketing activities for the Alliance (herein “Project Marketing”). The marketing activities shall include, without limitation, the following:
(i)	determination as to which Projects it should market the Processes and to whom it should do so; and

(ii)	facilitation of the exchange of Project and Plant opportunity lists between the Parties (for Plants outside of the United States);
b)	The Parties will agree on forms of contract with mutually acceptable terms and conditions for the provision of EPC services.

c)	The Parties shall work together in good faith to explore all related areas of potential synergy that may enhance the ability of the Parties to win bids for and execute Projects.
C.2	Business Development Projects
a)	The Parties shall collaborate on the development of Projects and provide each other with necessary sales and business development support, including, without limitation, joint communication with investor(s) for Projects, Plants (located outside of the United States), process case analysis, budgetary and/or firm proposals and, to the extent required, any Intellectual Property Rights necessary for the preparation of any Project proposal.

b)	The Parties shall share their respective lists of opportunities related to Projects and Plants with each other (for Plants outside of the United States).

c)	The Parties shall convene on a regular monthly basis (or other frequency as mutually agreed to by the Parties) in person, by videoconference or telephonically to review the new business opportunities, prioritize such

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opportunities, inform each other about the current status of potential or existing Projects and other new Project opportunities that have come to the knowledge of a Party, and to develop strategies for jointly developing and acquiring such targeted opportunities.

d)	If either Party has identified a prospective Project, such Party shall refer the prospective Project to the other Party for mutual consideration regarding the submission of a proposal for such Project. The Parties shall jointly determine whether to pursue the Project or not. A decision to pursue a Project must be by mutual agreement and jointly confirmed in writing.

e)	In those cases where Uhde will [...***...] as the [...***...] for the reasons specified in Item [...***...], Myriant [...***...] such a Project with a [...***...] without restriction subject to Item B.4.3 hereof, provided, however, that Myriant shall first confer with Uhde as to the [...***...] to assure that there are no confidentiality or technology transfer concerns in connection with licensing the Uhde Process for use in such Project. Myriant shall respect Uhde’s concern in making the [...***...].

f)	If required by lenders or by applicable market conditions, Uhde may offer and perform services to Myriant based on United States Dollars. However, should Uhde have parts of its services performed based on Euro, to enable both Parties to take advantage of fluctuating rates of exchange or to avoid their exposure during the validity period of any proposal, Uhde shall fix the rate of exchange for the calculation of the respective Euro portion at the rate valid as of the date of the proposal. Should there be an increase or decrease of the exchange rate at the date of effectiveness of a contract based on such proposal, the USD-Price shall be fixed in the contract by calculating this price according to the new exchange rate quoted by the European Central Bank as official rate of exchange valid at the date of such effectiveness.

g)	If an identified Project requires the Parties to enter into a joint venture with any third party due to national or other legal restrictions, the Parties shall discuss and agree on the appropriate structure on a case by case basis.
C.3	Proposal Development

The Parties recognize that during the Plant Proposal development process, Myriant may require budgetary cost and performance information for its own evaluation of the development of budgetary proposals for Myriant’s own investment purposes, an end customer or a third party investor or lender for a Plant (located outside of the United States), and/or for screening of process and/or supply concepts. Uhde agrees to provide at its own cost the necessary sales and business development support for such budgetary estimates as outlined below. Myriant will provide a functional specification for each opportunity, which will include, at a minimum: product requirements, feed information, utility availability, economic evaluation criteria, and preliminary site information. Uhde shall provide the following deliverables for each budgetary proposal opportunity:
•	Preliminary Process Flow Diagram (PFD) with its associated material balance;

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•	Consumption/utility estimates; and

•	Budgetary cost estimates (+/-30%).
If Myriant asks for a firm proposal by Uhde, or if the Parties agree to jointly develop a Project proposal for an end customer or investor or lender, they will agree on the scope of work, the design basis of the Project, and the process concept as well as the time-schedule for the proposal deliverables. In certain countries, Uhde’s project scope of work will typically be an engineering/procurement approach (EP). In case of an EP approach, if required for financing purposes, UCA is willing to act as a subcontractor to the construction or prime contractor.

Myriant will provide a detailed specification for each Project proposal. This specification will include, at a minimum:
•	a process functional definition —including product requirements, feed information, utility availability, emission limitations, and economic evaluation criteria;

•	a technical specification — including equipment design criteria, instrumentation requirements, and applicable codes and standards; and

•	an execution specification — including scope of work matrix, communication requirements, schedule requirements, and site information.
The schedule for the Uhde deliverables shall be agreed on by and between the Parties for each Project proposal. The following Uhde deliverables are typical and depend on Uhde Scope:
a)	Technical Deliverables:
•	Process flow diagram (PFD) with process description;

•	Heat and material balance;

•	Preliminary utility consumption (amounts and requirements); and

•	Preliminary time schedule.
b)	Commercial Deliverables:
•	Cost estimate (for Uhde scope only):
o	Engineering services;

o	Equipment incl. transportation;

o	Bulk materials;

o	Site advisory services; and
•	Terms and conditions in accordance with market norms for EPC contracts, including indemnification, insurance, and market-based liquidated damages (which Myriant believes may range of up to [...***...] of the Plant EPC contract price), in all cases, subject to the approval of the Board of Directors of Uhde.

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C.4	Proposal Costs

Notwithstanding anything contained herein to the contrary, Uhde will be reimbursed by Myriant for the reasonable costs incurred in the preparation of any proposals requested by Myriant for any Project or Plant (located outside of the United States) in accordance with Exhibit B attached hereto and made a part hereof; provided, however, that in no event shall Myriant be required to pay both Uhde and UCA under the US Alliance Agreement for the same items or service.

C.5	[...***...].

Uhde shall either quote a lump sum price for its services and supplies for a firm proposal to Myriant, or, if requested by Myriant, provide such lump sum price on basis of [...***...], the principles of which are set forth on Exhibit C attached hereto and made a part hereof.

C.6	Process and Performance Guarantees

If an identified Project requires the provision of process and performance guarantees for the Processes by Uhde, the Parties shall discuss and negotiate in good faith upon the structure, conditions and form of such guarantees in consideration of the reliability of the Processes at the time of such requirement. The Parties acknowledge and have discussed in detail the provision that any process and/or performance guarantees by Uhde is explicitly subject to the approval of Uhde’s Board of Directors. The Parties understand that, for design-build projects, Myriant envisions using a traditional project finance structure requiring process and performance guarantees with corresponding liquidated damage provisions as noted in Item C.3 hereinabove.

D.	Miscellaneous

D.1	Effective Date

This Agreement shall become effective upon execution by the last Party needing to sign this Agreement.

D.2	Representation

No Party shall have the right or obligation to represent the other Party or to enter into any obligation of whatever kind for the other Party. The Parties are independent contractors and nothing in this Agreement shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership, or formal business entity of any kind and the rights and obligations of the Parties shall be limited to those expressly set forth herein.

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D.3	Confidentiality Agreement

The Parties shall treat all information exchanged under this Agreement as confidential information in accordance with the Confidentiality Agreement signed between the Parties on 14 August 2009.

Neither Party shall publicly announce or disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity regarding this association or the Project without the prior consent of the other Party, such consent which shall not be unreasonably withheld or delayed.

D.4	Term

The Agreement shall be valid for a period of seven (7) years from the time stated in Item D.1 of this Agreement (the “Term”) and shall, in consideration of any necessary amendments according to Item C.6, continue thereafter if mutually extended by the Parties.

D.4.1	Termination of Agreement

The Parties may elect at any time to mutually terminate this Agreement at any time prior to the Term hereof. A Party that does not elect to renew this Agreement shall notify the other of its intent not to renew this Agreement before the expiry of the Term by providing the other Party 180 days prior written notice to the other Party of its intention not to renew.

D.4.2	Termination with Immediate Effect

Either Party may terminate this Agreement — unless otherwise agreed upon between the Parties — with immediate effect, if
a)	insolvency, bankruptcy, liquidation, receivership or dissolution of the other Party occurs; or

b)	either the Parties hereunder or UCA and Myriant, under the terms of the U.S. Alliance Agreement, do not (i) sign and make effective an EPC or an EP (depending on the conditions as mentioned in C.3) contract for a Plant with either Myriant or a third party and have said Plant under constructing and (ii) have [...***...] under construction within [...***...] after signing this Agreement and at least [...***...] every [...***...] thereafter; for sake of clarity, the construction of a [...***...] shall be considered sufficient to fulfil such minimum requirements (while it is understood that Uhde shall discuss and negotiate with its Affiliate, UCA, to have the U.S. Alliance Agreement between UCA and Myriant extended coterminously with this Agreement with the aim that the U.S. Alliance Agreement shall remain in effect as long as this Agreement between Uhde and Myriant remains valid), or

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c)	the other Party commits a material breach of any of its obligations under the Agreement, which is not cured after notice, and a reasonable opportunity to cure such breach.
Except in the case of material breach, if one or more Projects have been identified, or joint proposals have been submitted, by Myriant with Uhde as EPC contractor and/or are under consideration of an end customer, at the end of the Term, this Agreement shall continue in force with respect to such Project(s) or proposal(s) until terminated pursuant to mutual agreement.

D.5	Cooperation in the light of Antitrust Laws

Unless the Agreement is terminated in accordance with D.4.1 or D.4.2, the Parties shall examine the Term and exclusivity provisions of Part A.1.1 and C.5 of this Agreement no later than the sixth anniversary of the Effective Date in light of the then applicable antitrust legislation. If required, the Parties shall make necessary revisions to the Term and/or exclusivity provisions provided for in this Agreement.

D.6	Waiver of Terms

This Agreement will not be modified except by an instrument in writing signed by or on behalf of each Party. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder, will not be construed as a waiver or relinquishment of the future performance of any such terms, covenants or conditions or the future exercise of such right, but the obligation of the other Party with respect to such future performance will continue to be in full force and effect.

D.7	Entire Agreement, Execution Costs, No Assignment

This Agreement and the Confidentiality Agreement referred to hereinafter in Item D.3 contains the entire agreement between the Parties with respect to the subject matter of this Agreement and the transactions contemplated herein and it supersedes all prior collateral communications, reports and understandings between the Parties with respect thereto, including the Cooperation Agreement referred to hereinabove. It is understood that this Agreement does not affect any other agreements between the Parties except those specified herein. The Parties recognize and acknowledge that UCA and Myriant are concurrently entering into a parallel agreement with similar terms and conditions for the United States.

Each of the Parties shall bear its respective fees, costs, and expenses in connection with the execution of this Agreement. Neither Party may assign this Agreement, in whole or in part, or any rights hereunder without the prior written consent of the other Party, such consent which will not be unreasonably withheld or delayed.

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D.8	Liability/ Indemnity

DURING THE EXECUTION OF THE RESEARCH AND DEVELOPMENT PROCESS; EACH PARTY SHALL USE ITS CUSTOMARY CARE AND DILIGENCE IN ACCORDANCE WITH THE ACKNOWLEDGED SCIENTIFIC STANDARDS AND TECHNOLOGY.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR THE SUITABILITY, CORRECTNESS, COMPLETENESS OR OTHER QUALITIES OF ANY OF THEIR RESEARCH AND DEVELOPMENT RESULTS AND INFORMATION PROVIDED TO EACH OTHER UNDER THIS AGREEMENT. THE PARTIES SHALL EXPLICITLY NOT BE LIABLE TO EACH OTHER FOR THE FAILURE TO ACHIEVE OF ANY OF THE GOALS OF THE ALLIANCE.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY BY WAY OF INDEMNITY OR BY REASONS OF TORT (INCLUDING BUT NOT LIMITED TO NEGLIGENCE) OR OTHERWISE FOR ANY LOSS OF PROFIT, LOSS OF USE, LOSS OF PRODUCTION, LOSS OF CONTRACT OR ANY FINANCIAL OR ECONOMIC LOSS OR FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGE OF WHATEVER CAUSE.

THE PARTIES’ RIGHTS AND REMEDIES AS STATED HEREIN ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REMEDIES WHETHER STATUTORY, EXPRESS OR IMPLIED AND ARE THE SOLE REMEDIES OF A PARTY FOR THE FAILURE BY THE OTHER PARTY TO COMPLY WITH ITS OBLIGATIONS.

D.9	Governing Law/Mediation/Arbitration

This Agreement shall be governed by and construed in accordance with the Substantive Laws of Switzerland, without giving effect to their conflicts of law principles.

For any disputes between the Parties relating to Intellectual Property matters as provided herein or that may otherwise arise between the Parties under this Agreement or in the Alliance, the Parties may, in the first instance, without prejudice to any other proceedings, seek to settle any dispute arising out of or in connection with the present contract in accordance with the International Chamber of Commerce (the “ICC”) ADR Rules (the “ICC ADR Rules”). The Parties shall jointly appoint a sole intellectual property mediator who is a nationally recognized expert in intellectual property matters to adjudicate such disputes. Failing the joint appointment, the mediator shall be chosen by the ICC. Each Party may be represented by counsel at the mediation, but each Party must attend through an officer having authority to agree to a settlement at the mediation. The mediation session shall occur in Zurich, Switzerland, and shall extend no longer than a single day. Statements or offers made at the mediation session shall not be admissible in any later arbitration hearing. Each Party shall bear its own fees and expenses, including payments to its own chosen experts, and an equal share of the expenses and fees of the mediator and the ICC. The Parties, their

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representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence.

Any disputes arising out of or in connection with this Agreement shall exclusively and finally be settled under the Rules of Arbitration (the “ICC Rules”) of the International Chamber of Commerce (the “ICC”) The arbitral tribunal determining any dispute shall be comprised of three arbitrators. Each Party to a dispute shall designate one arbitrator. If a Party fails to designate an arbitrator within a reasonable period, the ICC shall designate an arbitrator for such Party. The two arbitrators designated by the Parties to a dispute (or, if applicable, the ICC) shall designate a third arbitrator. In the event that the two arbitrators designated by the Parties to a dispute (or, if applicable, the ICC) are unable to agree upon a third arbitrator within a reasonable period, the third arbitrator shall be selected in accordance with the ICC Rules by the ICC. The language of the arbitration shall be in English, and the place of the arbitration of any dispute shall be held in Zurich, Switzerland or any other venue as agreed upon by the Parties to such a dispute. If neither the Parties nor the arbitral tribunal can agree upon procedures, the arbitration shall be conducted in accordance with the ICC’s procedures. The hearings and taking of evidence of any dispute may be conducted at any locations that will, in the judgment of the arbitral tribunal, result in a speedy, efficient and just resolution of such dispute. The Parties to any dispute shall use their reasonable best efforts to cooperate with each other and the arbitral tribunal in order to obtain a resolution as quickly as possible, including by adopting the ICC’s “fast-track” procedure (as provided for in Article 32(1) of the ICC Rules) if appropriate.

Notwithstanding the above, each Party acknowledges that its breach of the Agreement may cause irreparable damage to the other Party and hereby agrees that without prejudice to the before mentioned the other Party shall be entitled to seek injunctive relief under this Agreement for such breach.

D.10	Amendments

This Agreement may not be changed or amended orally, but only in writing signed by the Parties hereto. The writing must refer to this Agreement and must expressly state that it is an amendment hereof.

D.11	Severability

The circumstance that any provision or part of it of this Agreement is held to be void, illegal, unenforceable or contrary to law or public policy shall not affect the validity of the remaining provision(s) of this Agreement. The invalid, illegal or unenforceable provision or part of it will be replaced by an admissible one, aiming at the same economic and legal results.

D.12	Force Majeure

No Party shall be liable, in respect to any delay in completion of work hereunder or of the non-performance of any term or condition of this Alliance directly or indirectly resulting from delays by Acts of God; acts of the public enemy; strikes; lockouts; epidemic and riots; power failure; water shortage or

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adverse weather conditions; or other causes beyond the control of the Parties. In the event of any of the foregoing, the time for performance shall be equitably and immediately adjusted, and in no event shall any Party be liable for any consequential or incidental damages from its performance or non-performance of any term or condition of this Alliance. The Parties shall resume the completion of work under this Alliance as soon as possible subsequent to any delay due to force majeure.

D.13	Further Assurances

The Parties agree and acknowledge that this Agreement grants certain rights and responsibilities to each other and that it also provides certain “framework” arrangements of a prospective nature between the Parties. In that regard, the Parties may elect to enter into such other agreements as may be necessary to reflect the intent of the Parties on a going—forward basis.

Myriant Technologies LLC		Uhde GmbH

Place, Date: Quincy, 6 October 2009		Place, Date: Dortmund, 6 October 2009

Signature:	/s/ Samuel G. McConnell	Signature:	/s/ Joachim Schultze

Name: Samuel G. McConnell		Name: Joachim Schultze

Position: Senior Vice President		Position: Head of Uhde Biotechnology

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Annex 1-Definitions

Affiliate(s)	An Affiliate of a Party is a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Party.

Agreement	means this Global Alliance Agreement in its version as signed by both Parties and of which each Party shall hold one original copy.

Alliance	means the relationship between the Parties contemplated by this Agreement.

EP	means the engineering and procurement functions for the Plants (located outside of the United States).

EPC	means the engineering, procurement and construction functions for the Plants (located outside of the United States).

Field	means the field of Succinic Acid.

Intellectual Property Rights	means any and all Intellectual Property Rights in, to, or arising out of any (i) Patents; (ii) trade secrets; (iii) know-how; (iv) copyrights, copyright registrations, or any national or regional application therefor, in any territory, or any other right corresponding thereto throughout the world; or (v) any other intellectual property or proprietary right anywhere in the world.

Joint Working Results	means (i) improvements to the Myriant Process made by Uhde or jointly by Uhde and Myriant, (ii) improvements to the Uhde Process made by Myriant or jointly by Uhde and Myriant, (iii) new processes jointly developed by the two Parties, or (iv) new processes developed solely or substantially by one of the Parties with reference to the other Party’s intellectual property, as such improvements or new processes are developed within the scope of the collaboration as defined herein, together and/or singularly, as the context may indicate.

Myriant	means Myriant Technologies LLC, a limited liability company duly organised under the laws of Delaware with its principal office at 1 Pinehill Drive, Batterymarch Park II, Suite 301, Quincy, MA 02169, USA.

Myriant Improvement	means any improvement to the Myriant Process solely developed by Myriant without reference to any Uhde or Uhde intellectual property.

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Myriant Process	means a proprietary fermentation technology developed by Myriant [...***...].

Patent	means any and all rights under any of the following, whether existing now or in the future: (i) all national, regional and international patents and patent applications, including provisional patent applications, utility model, design registration, certificate of invention, patent of addition or substitution, or other governmental grant for the protection of inventions or industrial designs anywhere in the world, including any reissue, renewal, re-examination or extension thereof; and (ii) any application for any of the foregoing, including any international, provisional, divisional, continuation, continuation-in-part, or continued prosecution application.

Pilot Plant	means the Fermic Sa de CV’s tolling facility in Mexico City, Mexico configured and contracted by Myriant for the production of Succinic Acid at a semi-industrial scale.

Plant(s)	means commercial scale Succinic Acid production facility(ies) located outside the United States utilizing the Processes.

Prior IP Record	means any Patent application; document substantiating the existence of a trade secret, proprietary technology or know-how; copyrighted work; copyright registration; engineering lab book, record or drawing, or any national or regional application therefor.

Project	means that series of activities and tasks in support of the financing, siting, design, engineering, construction procurement and/or operation of commercial scale Plants located outside of the United States utilizing the Processes.

Processes	means the Myriant Process together with the Uhde Process when the context so indicates.

Steering Committee	means the Alliance steering committee comprised of four (4) members with equal representation by Myriant and Uhde.

UCA	means Uhde Corporation of America, a company duly organised under the laws of Delaware with its principal office at 1370 Washington Pike, Bridgeville, PA 15017, USA and an Affiliate of Uhde (defined hereunder).

UCA-Myriant Demonstration Plant	means the contemplated Succinic Acid production facility with an annual output of 30 million pounds to be located in the United States.

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Uhde	means Uhde GmbH, a company duly organised under the laws of the Federal Republic of Germany with its principal office at Friedrich-Uhde-Str. 15, 44141 Dortmund, Germany.

Uhde Improvement	means any improvement to the Uhde Process solely developed by Uhde without reference to any Myriant intellectual property.

Uhde Process	means a proprietary separation technology developed by Uhde [...***...]

Joint Working Results	means (i) improvements to the Myriant Process made by Uhde or by Myriant and Uhde jointly, (ii) improvements to the Uhde Process made by Myriant or by Myriant and Uhde jointly, (iii) new processes jointly developed by the two Parties, or (iv) new processes developed solely or substantially by one of the Parties but with reference to the other Party’s intellectual property, as such improvements or new processes are developed within the scope of the collaboration as defined herein, together and/or singularly, as the context may indicate.

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EXHIBIT A — Uhde Process License Fee Structure
License Fee in EUR:
•	for capacities below [...***...] MT/year: [...***...]

•	for capacities between [...***...] and [...***...] MT/year:
o	[...***...]

o	[...***...]
•	for capacities above [...***...] MT/year: to be discussed.

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EXHIBIT B — Engineering and Plant Proposal Fees
For Engineering Services including Plant Proposal services provided by Uhde under this Agreement, Myriant shall pay to Uhde the following hourly rates:
a)	for home office engineering performed by Uhde through Uhde in Germany: [...***...];

b)	for home office engineering performed by Uhde through Uhde Engineering de Mexico S.A. de C.V.: [...***...]; and

c)	for assignment of personnel out of home office, the Parties shall agree on daily rates including incidental cost in due course.
The rates indicated under a) through c) above are based on 40 working hours/week (Mon-Fri) and shall be valid until 30.09.2010. Thereafter, the rates shall be escalated on the first date of each subsequent year in accordance with the increase of salaries and incidental salary expenses as substantiated by Uhde.

The above rates may differentiate between different categories and different Uhde offices.

The Parties shall mutually agree at agreed intervals on which rates shall be applied to which work packages.

Additional cost, e.g. travel and accommodation cost in case of business trips, etc., shall be reimbursed in addition to the above rates.

The above mentioned rates shall be invoiced by Uhde on a monthly basis and shall be payable within 30 days after receipt of invoice.

Compensation for Supplies

[...***...] shall be mutually agreed prior to the start of engineering of any Plant (located outside the United States) constructed by the Parties pursuant to this Agreement.

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EXHIBIT C — [...***...]
[...***...]

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